UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

Quest Solution, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09047	20-3454263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2580 Anthem Village Dr. Henderson, NV 89052

(Address of Principal Executive Offices)

(702) 399-9777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 31, 2014, Quest Solution, Inc., a Delaware corporation (“Quest”), and each of its wholly-owned subsidiaries, Quest Marketing, Inc., an Oregon corporation, and Bar Code Specialties, Inc., a California corporation (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) dated as of December 31, 2014 with Wells Fargo Bank, National Association (the “Lender”).  To the extent not otherwise defined herein, any capitalized terms used in the following paragraphs shall have the meaning given to such capitalized terms in the Credit Agreement.

The Credit Agreement provides for a revolving loan from the Lender in the maximum principal amount of $8,000,000.  At the initial closing on December 31, 2014, $2,019,345.14 (less customary closing costs and fees) was funded under the Credit Agreement.  The proceeds from the Credit Agreement are expected to be used for general corporate purposes.

Interest on borrowings under the revolving loan generally ranges from 2.75% to 3.25% over the Daily Three Month LIBOR depending on the Average Quarterly Outstanding Advances under the Credit Agreement.  The maturity date of the Credit Agreement is December 31, 2017.

The Credit Agreement contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require us to comply with fixed charge coverage and capital expenditure tests.  The Lender may accelerate amounts outstanding under the Credit Agreement upon the occurrence of an Event of Default, which includes among other things, the failure to pay amounts due or the filing of bankruptcy proceedings.

On December 31, 2014, Quest also entered into a Continuing Guaranty with the Lender, pursuant to which Quest has fully and unconditionally guaranteed the Borrowers’ obligations under the Credit Agreement.  In addition, Quest and the Borrowers also entered into a Security Agreement with the Lender, pursuant to which Quest and the Borrowers each granted to the Lender a security interest in substantially all of their respective assets.

In connection with the closing of the Credit Agreement, Quest entered into amendments to each of the following notes:  (i) the Amended and Restated Secured Subordinated Convertible Promissory Note in the amount of $1,993,750 in favor of George Zicman (the “Zicman Note Amendment”);  (ii) the Amended and Restated Secured Subordinated Convertible Promissory Note in the amount of $5,643,758 in favor of Kurt Thomet (the “Thomet Note Amendment”);  and (iii) the Secured Subordinated Convertible Promissory Note in the amount of $11,000,000 in favor of David Marin (the “Marin Note Amendment”).  The Marin Note Amendment, the Zicman Note Amendment and Thomet Note Amendment are collectively referred to herein as the “Note Amendments”. The purpose of the Note Amendments was to amend the definition of Senior Indebtedness in each note to increase the amount subordinated thereunder to $10,000,000.

The foregoing description of the Credit Agreement, the Continuing Guaranty, the Security Agreement and the Note Amendments are qualified in their entirety by the full terms and conditions of (i) the Credit Agreement, a copy of which is attached hereto as Exhibit 99.1, (ii) the Continuing Guaranty, a copy of which is attached hereto as Exhibit 99.2, (iii) the Security Agreement, a copy of which is attached hereto as Exhibit 99.3, (iv) the Zicman Note Amendment, a copy of which is attached as Exhibit 99.4, (v) the Thomet Note Amendment, a copy of which is attached hereto as Exhibit 99.5 and (vi) the Marin Note Amendment, a copy of which is attached hereto as Exhibit 99.6, and incorporated in this Current Report on Form 8-K by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

The information reported in Item 1.01 above is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On January 7, 2015 Quest issued a press release announcing the closing of the Credit Agreement.  A copy of the press release is furnished herewith as Exhibit 99.7.

On December 30, 2014 Quest issued a press release announcing the expansion of its sales force into New York and Illinois.  A copy of the press release is furnished herewith as Exhibit 99.8.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Credit Agreement dated December 31, 2014 by and among Quest Solution, Inc., the Borrowers and the Lender.
99.2	Continuing Guaranty dated December 31, 2014 by Quest in favor of the Lender.
99.3	Security Agreement dated December 31, 2014 by and among Quest, the Borrowers and the Lender.
99.4	Amendment to Amended and Restated Secured Subordinated Convertible Promissory Note dated as of December 31, 2014 entered into by and between Quest and George Zicman.
99.5	Amendment to Amended and Restated Secured Subordinated Convertible Promissory Note dated as of December 31, 2014 entered into by and between Quest and Kurt Thomet.
99.6	Amendment to Secured Subordinated Convertible Promissory Note dated as of December 31, 2014 entered into by and between Quest and David Marin.
99.7	Press Release dated January 7, 2015.
99.8	Press Release dated December 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOLUTION, INC.

Date: January 7, 2015

By:  /s/ JASON F. GRIFFITH

Jason F. Griffith,

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Credit Agreement dated December 31, 2014 by and among Quest Solution, Inc., the Borrowers and the Lender.
99.2	Continuing Guaranty dated December 31, 2014 by Quest in favor of the Lender.
99.3	Security Agreement dated December 31, 2014 by and among Quest, the Borrowers and the Lender.
99.4	Amendment to Amended and Restated Secured Subordinated Convertible Promissory Note dated as of December 31, 2014 entered into by and between Quest and George Zicman.
99.5	Amendment to Amended and Restated Secured Subordinated Convertible Promissory Note dated as of December 31, 2014 entered into by and between Quest and Kurt Thomet.
99.6	Amendment to Secured Subordinated Convertible Promissory Note dated as of December 31, 2014 entered into by and between Quest and David Marin.
99.7	Press Release dated January 7, 2015
99.8	Press Release dated December 30, 2014